Exhibit 99.1

Orange 21 to Hold Investor Meetings and Reiterates 2005 Guidance Thursday April 14, 9:00 am ET

CARLSBAD, Calif.—(BUSINESS WIRE)—April 14, 2005—Orange 21 Inc.

(NASDAQ:ORNG - News), a leading developer of brands that produce premium optical products, today announced that the Company’s CEO, Barry Buchholtz, and the Company’s CFO, Michael Brower, will present a corporate overview today and tomorrow during institutional investor meetings. As part of the presentation, the Company will confirm its 2005 annual guidance as given in February and reiterated on its fourth quarter and fiscal year 2004 earnings call on March 30, 2005. The company expects 2005 revenue growth of 25-30%, and net income in the range of $1.3 to $1.5 million. Fully diluted shares for 2005 are estimated at $0.17-$0.19, based on 8 million average shares outstanding.

About Orange 21 Inc.

Orange 21 develops brands that produce premium optical products. Orange 21’s brands include Spy Optic, which manufactures sunglasses and goggles targeted towards the action sports and youth lifestyle market, and E Eyewear, which manufactures the signature Dale Earnhardt, Jr. sunglass line.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements and forecasts about Orange 21 and its business, such as management’s net sales and earnings estimates for 2005. Because forecasts are inherently estimates that cannot be made with precision, the company’s performance may at times differ from its estimates and targets.

Statements in this press release regarding financial guidance, and any other statements in this press release that refer to Orange 21’s estimated and anticipated future results, are forward-looking statements. All forward-looking statements in this press release reflect Orange 21’s current analysis of existing trends and information and represent Orange 21’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting Orange 21’s businesses including but not limited to adjustments made pursuant to the final audit by our outside auditors; uncertainties associated with Orange 21’s ability to maintain a sufficient supply of products and to successfully manufacture its products; the performance of new products and continued acceptance of current products; the execution of strategic initiatives and alliances; Orange 21’s product liability claims or quality issues; litigation; and the uncertainties associated with intellectual property protection for the company’s products. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect Orange 21’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Orange 21 disclaims any intent or obligation to update these forward-looking statements.

Further information on potential risk factors that could affect Orange 21’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, and current reports on Form 8-K. Undue reliance should not be placed on forward-looking statements.

Contact:

Orange 21 Inc.

Michael Brower, 760-804-8420

or

Integrated Corporate Relations

Andrew Greenebaum or Allyson Pooley, 310-395-2215

agreenebaum@icrinc.com

apooley@icrinc.com